Exhibit 99.2

Lexmark announces redemption of notes

Lexington, Ky., March 1, 2013 – Lexmark International, Inc. (NYSE: LXK) announced today that it will redeem for cash all of its outstanding 5.900% Senior Notes due 2013 (the “Notes”) on March 31, 2013, at a redemption price equal to the sum of 100% of the principal amount outstanding, a make-whole premium, which will be calculated three business days prior to the redemption date in accordance with the Indenture (as defined below), and accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

The Notes were issued under an Indenture dated May 22, 2008, as supplemented (the “Indenture”), by and between Lexmark and The Bank of New York Mellon Trust Company, N.A., as trustee.

As of Feb. 28, 2013, $350 million aggregate principal amount of Notes remained outstanding. On and after the date of redemption, the Notes will no longer be deemed outstanding, interest will cease to accrue, and all rights of the holder of the Notes will cease to exist, except for the right to receive the redemption price, without interest.

The notice of redemption containing information required by the Indenture was sent to registered holders of the Notes today. In accordance with the instructions specified in the notice of redemption, Notes are to be surrendered to The Bank of New York Mellon Trust Company, N.A., as trustee and paying agent, in exchange for payment of the redemption price, which will be paid on April 1, 2013, as provided in the Indenture.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Lexmark

Lexmark International, Inc. (NYSE: LXK) provides businesses of all sizes with a broad range of printing and imaging products, software, solutions and services that help customers to print less and save more. Perceptive Software, a Lexmark company, is a leading provider of process, intelligent capture and content management software that helps organizations fuel greater operational efficiency. In 2012, Lexmark sold products in more than 170 countries and reported $3.8 billion in revenue.

To learn more about Lexmark, please visit www.lexmark.com. For more information on Perceptive Software, please visit www.perceptivesoftware.com.

For more information on Lexmark, see the Lexmark Facebook page and follow us on Twitter.

For more information about Perceptive Software, please visit the company’s Facebook and Twitter profiles.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause Lexmark’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, continued economic uncertainty related to volatility of the global economy, inability to execute Lexmark’s strategy to become an end-to-end solutions provider; market acceptance of new products; inability to realize all of the anticipated benefits of Lexmark’s acquisitions; failure to successfully integrate newly acquired businesses; fluctuations in foreign currency exchange rates; decreased supplies consumption; possible changes in the size of expected restructuring costs, charges, and savings; aggressive pricing from competitors and resellers; changes in Lexmark’s tax provisions or tax liabilities; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; reliance on international production facilities, manufacturing partners and certain key suppliers; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller; periodic variations affecting revenue and profitability; excessive inventory for Lexmark’s reseller channel; failure to manage inventory levels or production capacity; credit risk associated with Lexmark’s customers, channel partners, and investment portfolio; entrance into the market of additional competitors focused on imaging and software solutions, including enterprise content management, intelligent capture and business process management solutions; inability to perform under managed print services contracts; increased competition in the aftermarket supplies business; fees on Lexmark’s products or litigation costs required to protect Lexmark’s rights; inability to obtain and protect Lexmark’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; the outcome of litigation or regulatory proceedings to which Lexmark may be a party; unforeseen cost impacts as a result of new legislation; the inability to attract, retain and motivate key employees; changes in a country’s political or economic conditions; the failure of information technology systems, including data breaches or cyber attacks; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in Lexmark’s Securities and Exchange Commission filings. Lexmark undertakes no obligation to update any forward-looking statement.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Investor Contact:

John Morgan

(859) 232-5568

jmorgan@lexmark.com

Media Contact:

Jerry Grasso

(859) 232-3546

ggrasso@lexmark.com